CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information, each dated March 1, 2026, and each included in this Post-Effective Amendment No. 85 on the Registration Statement (Form N-1A, File No. 333-255884) of Harbor ETF Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated December 22, 2025, with respect to the financial statements and financial highlights of Harbor Active Small Cap ETF, Harbor Alpha Layering ETF (Consolidated), Harbor AlphaEdge™ Large Cap Value ETF, Harbor AlphaEdge™ Small Cap Earners ETF, Harbor Commodity All-Weather Strategy ETF (Consolidated), Harbor Disciplined Bond ETF, Harbor Dividend Growth Leaders ETF, Harbor Emerging Markets Equity ETF, Harbor Emerging Markets Select ETF, Harbor Health Care ETF, Harbor Human Capital Factor US Large Cap ETF, Harbor Human Capital Factor US Small Cap ETF, Harbor International Compounders ETF, Harbor International Equity ETF, Harbor Long-Short Equity ETF, Harbor Long-Term Growers ETF, Harbor Mid Cap Core ETF, Harbor Mid Cap Value ETF, Harbor Multi-Asset Explorer ETF (Consolidated), Harbor Osmosis Emerging Markets Resource Efficient ETF, Harbor Osmosis International Resource Efficient ETF, Harbor PanAgora Dynamic Large Cap Core ETF, Harbor Scientific Alpha High-Yield ETF, Harbor Scientific Alpha Income ETF, Harbor SMID Cap Core ETF, Harbor SMID Cap Value ETF, and Harbor Transformative Technologies ETF (the “Funds”) (twenty-seven of the funds constituting Harbor ETF Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

February 26, 2026